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EXHIBIT 99.1

Certification by the Chief Executive Officer Pursuant to 18 U. S. C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U. S. C. Section 1350, I, Peter R. Dolan, hereby certify that, to the best of my knowledge, Bristol-Myers Squibb Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Report"), as filed with the Securities and Exchange Commission on March 28, 2003, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bristol-Myers Squibb Company.

/s/ Peter R. Dolan
Peter R. Dolan
Chairman of Board and Chief Executive Officer
March 28, 2003

        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Bristol-Myers Squibb Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this written statement required by Section 906 has been provided to Bristol-Myers Squibb Company and will be retained by Bristol-Myers Squibb Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 99.1
Certification by the Chief Executive Officer Pursuant to 18 U. S. C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002